Exhibit 99.1

P R E S S R E L E A S E

FOR IMMEDIATE RELEASE

CONTACTS:

Kenneth R. Posner	Christopher Curtis
Chief Financial Officer	Vice President
Rewards Network Inc.	Ashton Partners
(312) 521-6790	(312) 553-6708

REWARDS NETWORK INC. REPORTS THIRD QUARTER RESULTS

Chicago, IL October 21, 2004— Rewards Network Inc., (AMEX: IRN) one of the nation’s leading providers of loyalty and rewards programs, today reported its financial results for the third quarter ended September 30, 2004.

For the three-month period ended September 30, 2004, total operating revenue amounted to $23.1 million, a decrease of 7.2 percent compared with $24.9 million in the same period last year. Sales for the quarter amounted to $86.8 million, a 3.0 percent decrease over the corresponding prior year’s sales of $89.5 million.

Net income for the three months ended September 30, 2004 was $3.0 million or 12 cents per diluted share. Net income for the three-month period ended September 30, 2003 was $4.4 million or 17 cents per diluted share.

The Company closed the quarter with 3.7 million active members, up 12.7 percent from a year ago. A 1.2 percent increase in dining transactions partially offset the decline in sales, which was driven primarily by a 4.2 percent decline in dining’s average transaction amount.

Nearly 22,000 merchants participated in the Company’s programs as of September 30, 2004. This is up significantly versus 2003 due to the addition of more than 10,600 hotels. The restaurant merchant base declined 2.2 percent from a year ago, and increased 1.1 percent over the second quarter of 2004.

“Increasing our merchant base is critical to the Company’s growth, and we are focused on the activities that will drive incremental restaurant merchant growth and higher retention of existing restaurants,” said George S. Wiedemann, President and CEO of Rewards Network.

Mr. Wiedemann added, “The current quarter’s results reflect increased investment in promising growth opportunities across our dining, hotel and retail programs. Our Canadian initiative is underway, the hotel program is growing and we continue to make progress in the development of our retail program. We remain committed to bringing an increasing array of exciting new merchant offerings to our members.”

Rewards Network

Third Quarter Results

For the nine-month period ended September 30, 2004, total operating revenue amounted to $75.4 million, an increase of 4.8 percent compared with $71.9 million in the same period last year. Sales for the nine-month period amounted to $266.0 million, representing an increase of 2.4 percent over the corresponding prior year’s sales of $259.8 million. Net income for the nine months ended September 30, 2004 was $10.7 million or 42 cents per diluted share. Net income for the nine-month period ended September 30, 2003 was $11.8 million or 47 cents per diluted share.

Based on the Company’s year-to-date performance and expectations for the remainder of the year, the Company has updated its full year outlook. The Company now expects full year operating revenues to be between $96 million and $100 million and earnings to be between $0.52 and $0.56 per diluted share.

The Company will host a conference call on Thursday, October 21, 2004 at 11:00 am Eastern Time. Participants can access the call by dialing (888) 412-9257, using pass code 1560951. A replay of the call will be available beginning at 2:00 pm on October 21, 2004 through October 28, 2004 at 11:59 pm Eastern Time. To hear the replay, dial (800) 642-1687 or (706) 645-9291, using pass code 1560951.

Rewards Network, headquartered in Chicago, Illinois, provides loyalty and rewards programs for restaurants and hotels via its registered credit card platform. Incentives are offered through the Rewards Network branded program, airline frequent flyer dining programs, club memberships and other affinity organizations. Rewards Network has 3.7 million active member accounts, 10,611 restaurants and 11,111 hotels participating in its rewards programs. Rewards Network’s common stock trades on the American Stock Exchange under the symbol IRN and is listed in newspapers as REWARDS. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling Rewards Network at 1-877-491-3463.

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our dependence on our relationships with airlines and other reward program partners for a significant number of our members, (ii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (iii) our inability to attract and retain merchants and members, (iv) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (v) the failure of our program offering members rewards for patronizing select hotels, (vi) the failure of our expansion into Canada, (vii) changes to card association rules and practices, (viii) our dependence upon our relationships with transaction processors, presenters and aggregators, (ix) network interruptions or processing errors, (x) our susceptibility to a changing regulatory environment, (xi) increased operating costs due to privacy concerns of our marketing partners, credit card processors and the public, (xii) the failure of our security measures, (xiii) our susceptibility to restaurant credit risk, (xiv) economic changes, (xv) adverse consequences of changes in our programs that affect the rate of rewards received by our members, (xvi) the loss of key personnel, (xvii) adverse determination of lawsuits in which we are a defendant, (xviii) increasing competition, (xix) our inability to obtain sufficient cash, (xx) our control by Samstock, L.L.C. and its affiliates, (xxi) the ability of our board of directors to issue shares of our preferred stock without stockholder approval, (xxii) possible future sales of restricted and other shares, (xxiii) the price of our common stock could be volatile and (xxiv) anti-takeover provisions that could delay or prevent a change in our control even if the change in control would be beneficial to our stockholders. A more detailed description of these factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K and periodic reports on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

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Rewards Network

Third Quarter Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except earnings per share)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Sales:
Dining Credits Purchase Plan	$80,000	$81,247	$244,437	$238,856
Revenue Management Plan	6,818	8,283	21,610	20,938

Total sales	$86,818	$89,530	$266,047	$259,794
Cost of sales	42,291	42,844	128,254	125,140
Provision for losses	6,788	4,468	14,576	13,143
Member rewards and savings	15,518	18,463	50,596	53,304

Net revenue	22,221	23,755	72,621	68,207
Membership fees and other income	871	1,121	2,743	3,676

Total operating revenues	23,092	24,876	75,364	71,883

Operating expenses:
Salaries and benefits	3,347	4,251	13,915	11,848
Sales commission and expenses	5,011	5,301	15,572	15,299
Member & merchant marketing	2,056	1,729	6,720	5,364
General and administrative	7,040	5,785	19,005	18,714

Total operating expenses	17,454	17,066	55,212	51,225

Operating income	5,638	7,810	20,152	20,658
Other expenses, net	621	480	2,103	1,344

Income before income taxes	5,017	7,330	18,049	19,314
Income tax expense	2,028	2,896	7,310	7,525

Net income	$2,989	$4,434	$10,739	$11,789

Net income per share
Basic EPS	0.12	0.19	0.44	0.53
Diluted EPS	0.12	0.17	0.42	0.47
Weighted average number of common and common equivalent shares outstanding
Basic	24,752	23,215	24,476	22,411
Diluted	25,566	26,407	25,662	25,172

Rewards Network

Third Quarter Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except merchant and average ticket data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Cash & cash equivalents			2,075	12,708
Short-term investments			2,268	3,230
Rights to Receive			167,899	138,298
Allowance for Rights to Receive losses			(25,370)	(19,957)
Long-term investments, available for sale			9,455	83
Total assets			194,054	169,226
Outstanding debt			70,000	60,000
Stockholder equity			87,334	69,665

Net cash provided by (used in):
Operations			(13,511)	6,042
Investing			2,937	(6,506)
Financing			2,940	4,906

Other information:
Accounts active last 12-months			3,658	3,246
Merchants in program, end of period:
Restaurants			10,611	10,847
Hotels			11,111	484
Retailers			84	—

Total merchants			21,806	11,331

Dining:
Number of transactions during the period	2,810	2,776	8,391	7,714
Average transaction amount	$47.24	$49.31	48.22	$50.47
Qualified transaction dollars	$132,731	$136,901	$404,630	$389,304
Sales yield	65.0%	65.3%	65.4%	66.7%

Hotels:
Number of transactions during the period (not in thousands)	12,510	1,685	27,884	1,963
Average transaction amount	$244.41	$297.56	$251.20	$292.57
Qualified transaction dollars	$3,058	$500	$7,003	$575
Sales yield	16.8%	20.4%	17.3%	20.8%